UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2018, Frontier Communications Corporation (“Frontier” or the “Company”) entered into amendments (the “Amendments”) to (i) its first amended and restated credit agreement, dated as of February 27, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (as amended, the “JPM Credit Agreement”), (ii) its credit agreement, dated as of October 12, 2016, with CoBank, ACB, as administrative agent, and the other lenders party thereto (as amended, the “2016 CoBank Credit Agreement”) and (iii) its credit agreement, dated as of June 2, 2014, with CoBank, ACB, as administrative agent, and the other lenders party thereto (as amended, the “2014 CoBank Credit Agreement”). Among other things, the Amendments replace certain operating subsidiary equity pledges with pledges of the equity interests of certain direct subsidiaries of Frontier. In accordance with the indenture governing Frontier’s 8.500% Second Lien Secured Notes due 2026 (the “Second Lien Notes”), corresponding changes were made to the collateral package securing the Second Lien Notes.

In addition, the Company entered into Increase Joinder No. 2, dated as of July 3, 2018, to the JPM Credit Agreement, pursuant to which the Company borrowed an incremental $240 million under the senior secured term loan B facility maturing in 2024. The Company used the incremental borrowings to repay the 2014 CoBank Credit Agreement in full, repay a portion of the 2016 CoBank Credit Agreement and pay certain fees and expenses related to this incremental borrowing and the repayments of the 2014 and 2016 CoBank Credit Agreements.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Consent and Amendment No. 3, dated as of July 3, 2018, to the First Amended and Restated Credit Agreement, dated as of February 27, 2017, as amended, among Frontier Communications Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

10.2	Third Amendment, dated as of July 3, 2018, to the Credit Agreement, dated as of October 12, 2016, as amended, among Frontier Communications Corporation, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto.

10.3	Sixth Amendment, dated as of July 3, 2018, to the Credit Agreement, dated as of June 2, 2014, as amended, among Frontier Communications Corporation, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: July 3, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary